Exhibit 10.3

[LETTER HEAD OF SG AS COFACE AGENT]

AMENDMENT LETTER NO. 1

To:	IRIDIUM SATELLITE LLC (the Borrower)

20 June 2011

Dear Sirs,

COFACE Facility Agreement (the “Agreement”) dated October 4, 2010 between (amongst others) the Borrower and Société Générale as COFACE Agent

1.	Interpretation

(a)	We refer to the Agreement. Capitalised terms defined in the Agreement have the same meaning when used in this letter unless otherwise defined in this letter.

(b)	The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

2.	Consent Request

(a)	We refer to the executed consent request dated 24 May 2011 (the “Consent Request”) requesting that pursuant to the letter provided by the COFACE Agent dated March 21, 2011, approving JSC International Space Company Kosmotras (“Kosmotras”) as a back-up launch provider for the purposes of the Borrower’s compliance with Schedule 22 to the Agreement, the Lenders approve an option contract between the Borrower and Kosmotras (the “Kosmotras Agreement”).

(b)	We have received instructions from all the Lenders in this regard as set out in paragraph 3 below.

3.	Lenders response

The Majority Lenders and COFACE have reviewed the Consent Request and are pleased to confirm their approval of the Kosmotras Agreement and consequently agree to replace all references to “[***]” in Schedule 22 of the Agreement by references to “[***]” (the “Amendment”).

4.	Miscellaneous

(a)	Save as expressly stipulated in this letter, all the Finance Documents remain in full force and effect without amendment.

(b)	Except in respect of the Amendment made subject to and in accordance with the terms of this letter, no waiver is given by this letter, and the Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

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Iridium Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)	This letter is designated a Finance Document.

5.	Governing law

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully,

/s/ Benoit Tanguy	/s/ M.T. Howard

Benoit Tanguy – Managing Director	M.T. Howard
Deputy Global Head of Export Finance
For Société Générale as COFACE Agent

We agree to the above.

/s/ Thomas J. Fitzpatrick

For

IRIDIUM SATELLITE LLC

2

Iridium Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.